UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2025

Cypherpunk Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37990	27-4412575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

47 Thorndike Street, Suite B1-1
Cambridge, MA 02141

(Address of Principal Executive Office) (Zip Code)

(617) 714-0360

(Registrant’s telephone number, including area code)

Leap Therapeutics, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LPTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As described in Item 5.03 below, Leap Therapeutics, Inc. has changed its name to Cypherpunk Technologies Inc., effective as of November 12, 2025.

Item 1.01	Entry into a Material Definitive Agreement.

Consulting Agreement

On November 11, 2025, Cypherpunk Technologies Inc. (f./k/a Leap Therapeutics, Inc.), a Delaware corporation (the “Company”), entered into a Consulting Agreement (the “Consulting Agreement”) with CoinXit Ltd. (“CoinXit”), effective as of November 11, 2025. Under the Consulting Agreement, CoinXit will provide consulting services to the Company as set forth in project assignments to be mutually agreed from time to time. Mr. Khing Oei is the sole director and employee of CoinXit.

Pursuant to the Consulting Agreement, CoinXit will receive the fees specified in each project assignment and is also entitled to receive equity compensation in the form of restricted stock unit (“RSU”) awards under the Company’s equity incentive plans, subject to Board or compensation committee approval.

Effective November 11, 2025, the compensation committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”) approved an award under the Company’s 2022 Equity Incentive Plan, as amended (the “2022 Plan”), of 2,411,700 RSUs to CoinXit (each representing the right to receive one share of the Company’s common stock, par value $0.001 per share) (the “First RSUs”). The First RSUs will vest as to 12/36ths on October 8, 2026 and as to 1/36th each month thereafter on the 8th day of the applicable month, subject to CoinXit Ltd.’s continuous service through each vesting date. Vested RSUs will be settled in accordance with the terms of the related RSU agreement (the “CoinXit RSU Agreement”), generally on the earliest to occur of the Company’s first payroll date on or after (i) CoinXit’s cessation of service, (ii) June 8 of the applicable year, or (iii) December 8 of the applicable year, subject to any further deferral as provided in the CoinXit RSU Agreement.

The Consulting Agreement provides for an additional award under an equity incentive plan of the Company of 3,036,457 RSUs to CoinXit, subject to equitable adjustment in certain circumstances (the “Second RSUs”), following (i) stockholder approval of an amendment to the Company’s certificate of incorporation to effect a reverse stock split and/or to increase authorized common shares to at least 490,000,000 shares, (ii) stockholder approval of a new equity plan with a sufficient share reserve, (iii) SEC effectiveness of a Form S-8 for such plan, and (iv) Board or Compensation Committee approval. The Second RSUs will vest on the same schedule and settle on the same terms as the First RSUs.

CoinXit will serve as an independent contractor and not as an employee of the Company. The Consulting Agreement has a three-year initial term, subject to earlier termination by the Company on five days’ notice or by CoinXit on 15 days’ notice when no project assignment is in effect. The Consulting Agreement contains customary terms regarding ownership of work product, confidentiality, non-solicitation, and indemnification.

The foregoing summary of the Consulting Agreement and the CoinXit RSU Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each such agreement, copies of which are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Employment Agreement

On November 11, 2025, the Company entered into an Employment Agreement (the “Employment Agreement”) with Mr. William McEvoy, effective as of November 11, 2025 (the “Effective Date”). Under the Employment Agreement, Mr. McEvoy will serve as the Company’s Chief Investment Officer.

The Employment Agreement provides for an initial annual base salary of $250,000, payable in accordance with the Company’s normal payroll practices and subject to applicable withholding, which will be reviewed at least annually and may be increased, but not decreased, in the discretion of the Board. Pursuant to the terms of the Employment Agreement, Mr. McEvoy is eligible to participate in the Company’s annual incentive compensation program for senior executives and has a target annual bonus opportunity equal to 40% of base salary, based on performance criteria established by the Board (or its Compensation Committee), generally payable at the same time as bonuses to other senior executives, subject to continued employment through the payment date.

Subject to stockholder approvals and other conditions described in the Employment Agreement (including stockholder approval of certain amendments to the Company’s certificate of incorporation, adoption of a new equity plan, registration of the related shares on a Form S-8, and Board or Compensation Committee approval), Mr. McEvoy will receive an award under an equity incentive plan of the Company of 5,616,906 RSUs, each representing the right to receive one share of the Company’s Common Stock, subject to equitable adjustment in certain circumstances. The RSUs will vest as to 12/36ths on October 8, 2026, and as to 1/36th on the 8th day of each month thereafter, in each case subject to Mr. McEvoy’s continued employment or other qualifying service relationship through the applicable vesting date. Vested RSUs will be settled in shares of Common Stock pursuant to the terms of a restricted stock unit agreement to be entered into by the Company and Mr. McEvoy in connection with the grant to Mr. McEvoy of such 5,616,906 RSUs, which agreement is expected to provide for settlement on the earliest to occur of (i) the Company’s first payroll date on or after the date Mr. McEvoy ceases to be a service provider, (ii) the Company’s first payroll date on or after June 8 of the applicable year, or (iii) the Company’s first payroll date on or after December 8 of the applicable year, subject to any further deferral as provided therein. The RSUs will be governed by the applicable equity plan and award agreement under which the RSUs are granted. The Employment Agreement also provides that any outstanding unvested equity awards held by Mr. McEvoy will become fully vested and exercisable immediately prior to a qualifying Change in Control (as defined therein) that occurs after the Effective Date.

The Employment Agreement includes customary termination and severance provisions. If Mr. McEvoy’s employment is terminated by the Company without “Cause” or by Mr. McEvoy for “Good Reason” (each as defined in the Employment Agreement), and subject to his timely execution and non-revocation of a general release of claims, Mr. McEvoy will be entitled to: (i) accrued but unpaid compensation and benefits and other accrued obligations; (ii) a severance payment equal to his annual base salary, payable in substantially equal installments over 12 months; and (iii) reimbursement of a portion of COBRA premiums for continued health and dental coverage for up to 12 months, in each case subject to the conditions set forth in the Employment Agreement. The Employment Agreement also contains customary provisions addressing potential excise taxes under Sections 280G and 4999 of the Internal Revenue Code, and is intended to comply with or be exempt from Section 409A of the Internal Revenue Code.

The Employment Agreement further incorporates an Employee Proprietary Information, Invention, Non-Competition and Non-Solicitation Agreement between the Company and Mr. McEvoy and includes customary representations, covenants and other employment terms.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

RSU Grants to Directors and Employees

Effective November 11, 2025, the Compensation Committee approved the issuance of an aggregate of 3,241,687 RSUs to the directors and certain employees of the Company, of which 2,560,674 RSUs were issued pursuant to the Company’s 2016 Equity Incentive Plan, as amended (the “2016 Plan”), and 681,013 RSUs were issued pursuant to the 2022 Plan. Of the 2,560,674 RSUs issued pursuant to the 2016 Plan, 2,485,974 RSUs were issued to employees of the Company (with the Company’s Chief Executive Officer and President, Mr. Douglas Onsi, receiving an award of 2,087,287 RSUs) (collectively, the “2016 Employee RSUs”) and 74,700 RSUs were issued to non-employee directors (the “2016 Director RSUs”). Of the 681,013 RSUs issued pursuant to the 2022 Plan, 413 were issued to employees (the “2022 Employee RSUs”, and together with the 2016 Employee RSUs, the “Employee RSUs”) and 680,600 were issued to non-employee directors (the “2022 Director RSUs”, and together with the 2016 Director RSUs, the “Director RSUs”). The Employee RSUs and the Director RSUs shall be subject to equitable adjustment under certain circumstances.

Pursuant to the terms of the restricted stock unit agreement entered into by the Company and each non-employee director of the Company in connection with the grant to such director of his or her Director RSUs, such Director RSUs are fully vested as of their November 11, 2025 issuance dates. Pursuant to the terms of the restricted stock unit agreement entered into by the Company and each employee of the Company in connection with the grant to such employee of his or her Employee RSUs, such Employee RSUs will vest as to 12/36ths on October 8, 2026, and as to 1/36th on the 8th day of each month thereafter, in each case subject to forfeiture pursuant to the terms of the awards. The Director RSUs and Employee RSUs, when vested pursuant to their terms, entitle the recipient to one share of the Company’s Common Stock per RSU.

Vested Employee RSUs will be settled in shares of Common Stock pursuant to the terms of the restricted stock unit agreement entered into by the Company and each employee in connection with the grant of Employee RSUs to such employee, which agreement provides for settlement on the earliest to occur of (i) the Company’s first payroll date on or after the date the applicable employee ceases to be a service provider, (ii) the Company’s first payroll date on or after June 8 of the applicable year, or (iii) the Company’s first payroll date on or after December 8 of the applicable year, subject to any further deferral as provided in such restricted stock unit agreement. Vested Director RSUs will be settled in shares of Common Stock pursuant to the terms of the restricted stock unit agreement entered into by the Company and each non-employee director in connection with the grant of Director RSUs to such director, which agreement provides for settlement on the earlier to occur of (i) the date the applicable director ceases for any reason to be a member of the Board or (ii) the date of the first annual meeting of stockholders of the Company that occurs following the grant date of Director RSUs to the applicable director, subject to any further deferral as provided in such restricted stock unit agreement.

The foregoing summary of the Director RSUs and Employee RSUs do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of Director RSU Agreements pursuant to the 2016 Plan and the 2022 Plan, and the forms of Employee RSU Agreements pursuant to the 2016 Plan and the 2022 Plan, copies of which are filed with this Current Report on Form 8-K as Exhibits 10.4, 10.5, 10.6 and 10.7, respectively, and are incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On November 12, 2025, the Company issued a press release announcing its financial results for the third quarter ended September 30, 2025. The text of the press release is included as Exhibit 99.2 to this Form 8-K.

The information disclosed under this Item 2.02, including Exhibit 99.2 hereto, is being “furnished” and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Appointment of Directors

In connection with the Private Placement (as defined below), on November 11, 2025, the Board appointed each of Mr. Khing Oei and Mr. William McEvoy as a director of the Board, effective immediately, with Mr. Oei appointed as a Class II director and to serve in such capacity until the 2028 annual meeting of stockholders, and with Mr. McEvoy appointed as a Class III director and to serve in such capacity until the 2026 annual meeting of stockholders, or until the earlier of such director’s death, resignation or removal. Mr. Oei has also been elected to serve as non-executive Chairman of the Board, effective as of November 11, 2025. Concurrently with Mr. Oei’s appointment, Christopher Mirabelli, PhD, will step down from his role as Chairman, while remaining a member of the Board.

Khing Oei, age 49, has more than 20 years of experience in global finance, alternative asset management, and digital-asset investing. Since August 2025, he has served as Founder and Chief Executive Officer of Treasury B.V., a Netherlands-based Bitcoin treasury company backed by institutional investors including Winklevoss Capital and Nakamoto Holdings. Since November 2022, Mr. Oei has also served as Senior Advisor – Crypto at Attestor Limited, a multi-billion-dollar hedge fund focused on distressed and special situations investments in the digital-asset sector. He is a member of the Board of Directors of Genesis Global Holdco LLC and Genesis Asia Pacific Pte. Ltd., and a member of the Valuation Committee of Privium Fund Management B.V., a $4 billion AUM asset manager with operations across Europe and Asia. From 2019 to 2022, Mr. Oei was Founder and Chief Executive Officer of Captur Ltd. (formerly AlphaSwap), a decentralized crypto asset-management platform within the DeFi ecosystem. Earlier in his career, he held senior investment roles at SC Lowy, Eyck Capital Management (where he was Chief Investment Officer and Managing Partner), and Bardin Hill Investment Partners LP (where he served as Portfolio Manager and Managing Principal and Chief Executive Officer of European operations). He began his career at Goldman Sachs, Fortress Investment Group, and Merrill Lynch, focusing on special-situations and distressed credit investing. Mr. Oei holds an M.Sc. in Econometrics from Vrije Universiteit Amsterdam and completed coursework at Tulane University in Economics under a Fulbright Scholarship.

William McEvoy, age 29, is a finance and investment professional with expertise in financial close processes, cash-flow forecasting, corporate finance, and company valuation. He currently serves as Principal at Winklevoss Capital Management in New York City, where he focuses on investments across social networks, gaming and eSports, education, and Web3 / blockchain sectors. Mr. McEvoy has been with Winklevoss Capital since 2022. Before joining Winklevoss Capital, Mr. McEvoy was a member of the Bitcoin and Crypto Research team at Fundstrat Global Advisors, LLC from 2021 to 2022 and served in finance roles with Dynasty Financial Partners from 2018 to 2021 and Cassaday & Company, Inc. from 2017 to 2018. He began his career in investment banking at CSG Partners, specializing in ESOP advisory transactions. In addition to his executive and investment roles, Mr. McEvoy serves on the board of Real Bedford FC. He holds a degree from The George Washington University.

Mr. Oei and Mr. McEvoy have each been appointed to the Board as an “Investor Designee” pursuant to the terms of the Lead Investor Agreement, dated October 6, 2025, by and between the Company and Winklevoss Treasury Investments, LLC (the “Lead Investor”). The Company entered into the Lead Investor Agreement in connection with the Securities Purchase Agreement, dated October 6, 2025, by and among the Company and the purchasers named therein (the “Securities Purchase Agreement”) for the private placement of an aggregate of 15,212,311 shares of Common Stock, 80,768,504 pre-funded warrants to purchase Common Stock, and 71,985,605 common warrants to purchase Common Stock (the “Private Placement”), as previously disclosed in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “Commission”) on October 9, 2025 (the “Closing Form 8-K”). Pursuant to these agreements, for so long as the Lead Investor continues to beneficially own at least 16.7% of the Common Stock of the Company, the Lead Investor shall have the right to designate two Investor Designees, one of whom shall also be chair of the Board, and for so long as the Lead Investor continues to beneficially own at least 8.33% but less than 16.7% of the Common Stock, the Lead Investor shall have the right to designate one Investor Designee, who shall also be the chair of the Board. The Company has also agreed to use its reasonable best efforts to cause the Investor Designees to be elected to the Board (including recommending that the Company’s stockholders vote in favor of the election of the Investor Designees).

Other than as described herein, there are no arrangements or understandings between any of the individuals listed above and any other person pursuant to which such individuals were selected as directors. There are no transactions involving any of the individuals listed above that would be required to be reported under Item 404(a) of Regulation S-K.

Appointment of Chief Investment Officer

Effective November 11, 2025, and in connection with the Employment Agreement discussed above, the Board also appointed Mr. McEvoy as Chief Investment Officer of the Company.

Other than as disclosed herein, there are no arrangements or understandings between Mr. McEvoy and any other person pursuant to which Mr. McEvoy was appointed as Chief Investment Officer. There are no family relationships between Mr. McEvoy and any director or executive officer of the Company, and the Company is not aware of any transactions with Mr. McEvoy that are reportable pursuant to Item 404(a) of Regulation S-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation

Effective November 12, 2025, the Company changed its name to Cypherpunk Technologies Inc. pursuant to a Certificate of Amendment to its Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) filed with the Secretary of State of the State of Delaware (the “Name Change”). Pursuant to the Delaware General Corporation Law, a stockholder vote was not necessary to effectuate the Name Change and it does not affect the rights of the Company’s stockholders.

Amendment and Restatement of Bylaws

Effective November 12, 2025, the Company adopted Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”), which reflect the Company’s new name and include miscellaneous revisions to remove outdated provisions, as set forth in Exhibit 3.2 hereto.

The foregoing description of the Certificate of Amendment and Amended and Restated Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Amendment and the Amended and Restated Bylaws, which are filed with this Current Report on Form 8-K as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On November 12, 2025, the Company issued a press release announcing the Name Change and unveiled a digital asset treasury strategy to accumulate Zcash’s native coin, ZEC. The Company has to date used $50 million of proceeds from the previously announced Private Placement to purchase 203,775 ZEC at a weighted average cost of $245.37 per token, for an aggregate purchase price of $50 million. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On November 12, 2025, the Company issued an additional press release announcing its financial results for the third quarter ended September 30, 2025 and other supplemental information. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The Company intends to announce material information to the public through a variety of means, including filings with the Securities and Exchange Commission, the investor relations page on our website (http://www.cypherpunk.com or http://www.leaptx.com), press releases, public conference calls, public webcasts, our X account (@cypherpunktech), and our LinkedIn page, in order to achieve broad, non-exclusionary distribution of information to the public, and for compliance with disclosure obligations under Regulation FD. The information disclosed in the foregoing channels could be deemed to be material information. As such, the Company encourages investors, the media, and others to follow the channels listed above and to review the information disclosed through such channels. Any updates to the list of disclosure channels through which we will announce information will be posted on the investor relations page on our website.

The information in this Item 7.01, including Exhibits 99.1 and 99.2 of this Current Report on Form 8-K are intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

ZEC Purchases

As discussed under Item 7.01, on November 12, 2025, the Company issued a press release announcing the Name Change and unveiled a digital asset treasury strategy to accumulate Zcash’s native coin, ZEC. The Company has to date used $50 million of proceeds from the previously announced Private Placement to purchase 203,775 ZEC at a weighted average cost of $245.37 per token, for an aggregate purchase price of $50 million.

Ticker Symbol Change

In connection with the Name Change, the Company’s common stock, par value $0.001 per share, which trades on the Nasdaq Capital Market, will cease trading under the ticker symbol “LPTX” and commence trading under the ticker symbol “CYPH” (the “Symbol Change”). The Symbol Change is anticipated to become effective as of the market open on November 13, 2025.

New Subsidiary

On November 6, 2025, in connection with internal corporate and organizational matters, the Company formed a new wholly owned subsidiary, which will operate under the name “Leap Therapeutics, Inc.”, and will conduct the Company’s ongoing research and development activities and operations.

9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation of Cypherpunk Technologies Inc. (f/k/a Leap Therapeutics, Inc.).
3.2	Amended and Restated Bylaws of Cypherpunk Technologies Inc.
10.1	Consulting Agreement, dated November 11, 2025, by and between the Company and CoinXit Ltd.
10.2	Restricted Stock Unit Grant Agreement, dated November 11, 2025, by and between the Company and CoinXit Ltd.
10.3	Executive Employment Agreement, dated November 11, 2025, by and between the Company and William McEvoy
10.4	Form of Director Restricted Stock Unit Agreement pursuant to the 2016 Equity Incentive Plan.
10.5	Form of Director Restricted Stock Unit Agreement pursuant to the 2022 Equity Incentive Plan.
10.6	Form of Employee Restricted Stock Unit Agreement pursuant to the 2016 Equity Incentive Plan.
10.7	Form of Employee Restricted Stock Unit Agreement pursuant to the 2022 Equity Incentive Plan.
99.1	Press Release of Cypherpunk Technologies Inc., dated November 12, 2025 (Name Change).
99.2	Press Release of Cypherpunk Technologies Inc., dated November 12, 2025 (Earnings).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPHERPUNK TECHNOLOGIES INC.

Date: November 12, 2025	/s/ Douglas E. Onsi
Douglas E. Onsi
President & CEO